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                                                                 EXHIBIT 4(i)(f)

                       FIRST AMENDMENT TO PARENT GUARANTY

         THIS FIRST AMENDMENT TO PARENT GUARANTY (the "AMENDMENT"), dated as of the 19th day of November, 1999, by and among ADVANCED COMMUNICATIONS GROUP, INC., a Delaware corporation (the "GUARANTOR"), and BANK OF AMERICA, N.A., as a Lender and as Administrative Agent;

                              W I T N E S S E T H:

         WHEREAS, the Great Western Directories, a Texas corporation and a wholly-owned Subsidiary of the Guarantor (the "BORROWER"), the Lender and the Administrative Agent are parties to that certain Loan Agreement dated as of May 14, 1999, as amended by that certain First Amendment to Loan Agreement dated as of October 21, 1999 and that certain Second Amendment to Loan Agreement dated as of November 19, 1999 (the "LOAN AGREEMENT"); and

         WHEREAS, the Guarantor was required to execute and deliver the Parent Guaranty pursuant to the terms of the Loan Agreement; and

         WHEREAS, the Guarantor has requested, and the Lender has agreed, subject to the conditions and on the terms set forth in this Amendment, to make certain amendments to the Parent Guaranty, as provided in this Amendment;

         NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the Parent Guaranty, and further hereby agree as follows:

         1. AMENDMENT TO SECTION 5. Section 5 of the Parent Guaranty, COVENANTS, is hereby amended by deleting the existing subsections (f), (g), (i),
(j), (n), (o) and (q) thereof in their entirety and substituting in lieu thereof the following new subsections (f), (g), (i), (j), (n), (o) and (q) in appropriate order:

                  "(f)     Within ninety (90) days immediately following (i) the
         purchase by the Guarantor or any Affiliate Guarantor of any interests in any new Subsidiary or (ii) the formation of any new Subsidiary by the Guarantor or any Affiliate Guarantor, the Guarantor will, and will cause each Affiliate Guarantor, as appropriate, to provide to the Administrative Agent, for itself and on behalf of the Lenders, with respect to each such new Subsidiary of such Person, a duly executed (A) Affiliate Guaranty, (B) Affiliate Security Agreement, together with appropriate Uniform Commercial Code financing


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         statements, (C) Affiliate Pledge Agreement, together with
         appropriate stock certificates and undated stock powers executed in blank, and (D) loan certificate, substantially in the form of EXHIBIT O attached to the Loan Agreement, together with appropriate attachments thereto, each of which shall constitute both a Security Document and a Loan Document for purposes of the Loan Agreement and this Agreement."

                  "(g)     The Guarantor will use the aggregate proceeds of any
         loan received from the Borrower or the Borrower's Subsidiaries pursuant to Sections 7.6 (b) of the Loan Agreement, directly or indirectly for working capital needs of the Guarantor (including, without limitation, the fees and expenses incurred in connection with the sale of the CLEC Business or the acquisition of, or merger or consolidation with or into, the YP Tel Entities, but expressly excluding any loans to, investments in or other distributions to any Person that is not an Affiliate Guarantor)."

                  "(i)     [INTENTIONALLY OMMITTED]."

                  "(j)     [INTENTIONALLY OMMITTED]."

                  "(n)     The Guarantor shall not, and shall not permit any
         Affiliate Guarantor to, at any time sell, transfer, lease, abandon or otherwise dispose of any assets."

                  "(o)     The Parent shall not, and shall not permit any
         Affiliate Guarantor to, at any time liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger, other than (i) a merger or consolidation among the Guarantor and one or more of Affiliate Guarantors, PROVIDED the Guarantor is the surviving corporation, (ii) a merger between or among two or more Affiliate Guarantors, (iii) in connection with an Acquisition permitted hereunder effected by a merger in which the Guarantor or, in a merger in which the Guarantor is not a party, an Affiliate Guarantor is the surviving corporation or the surviving corporation becomes an Affiliate Guarantor, (iv) in connection with the acquisition of or merger or consolidation with one or more of the YP Tel Entities by the Guarantor or (v) the dissolution of any Non-Material Subsidiary."

                  "(q)     The Guarantor shall not, and shall not permit any
         Affiliate Guarantor to, directly or indirectly make any loan or advance, or otherwise acquire for consideration evidences of Indebtedness, capital stock or other securities of any Person or other assets or property (other than assets or property in the ordinary course of business), or make any Acquisition or Investment, except that:

                           (i) the Guarantor and the Affiliate Guarantors may, directly or through a brokerage account, (A) purchase marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within three hundred sixty-five (365) days of the date of purchase,
                  (B) purchase commercial paper, money-market funds and business savings accounts issued by corporations,

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                  each of which shall have a combined net worth of at least
                  $100,000,000.00 and each of which conducts a substantial part of its business in the United States of America, maturing within two hundred seventy (270) days from the date of the original issue thereof, and rated "P-2" or better by Moody's Investors Service, Inc. or "A-2" or better by Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc., and (C) purchase repurchase agreements, bankers' acceptances, and domestic and Eurodollar certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by, or time deposits maintained with, a United States national or state bank the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation and having capital, surplus and undivided profits totaling more than $100,000,000.00 and rated "A" or better by Moody's Investors Service, Inc. or Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc.; and

                           (ii) so long as no Default or Event of Default then exists or would be caused thereby, the Guarantor or any Affiliate Guarantor may acquire any or all of the YP Tel Entities."

         2. NO OTHER AMENDMENT OR CONSENT. Except for the amendments set forth above, the text of the Parent Guaranty and all other Loan Documents shall remain unchanged and in full force and effect. No waiver or consent by the Administrative Agent or the Lender under the Parent Guaranty or any other Loan Document is granted or intended except as expressly set forth herein, and the Administrative Agent and the Lenders expressly reserve the right to require strict compliance in all other respects (whether or not in connection with any Requests for Advance). Except as set forth herein, the amendments agreed to herein shall not constitute a modification of the Parent Guaranty or any of the other Loan Documents, or a course of dealing with the Administrative Agent and the Lenders at variance with the Parent Guaranty or any of the other Loan Documents, such as to require further notice by the Administrative Agent or the Lender to require strict compliance with the terms of the Parent Guaranty and the other Loan Documents in the future.

         3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. The effectiveness of this Amendment is subject to:

                  (a) the execution and delivery of this Amendment by the Borrower, the Administrative Agent and the Lender;

                  (b) all of the representations and warranties of the Parent under Section 4 hereof, which are made as of the date hereof, being true and correct in all material respects; and

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                  (c)      receipt by the Administrative Agent of the
Pre-Saville CLEC Net Proceeds (as defined in that certain consent dated as of the even date herewith by and between the Borrower, the Administrative Agent and the Lender).

         4. REPRESENTATIONS AND WARRANTIES. The Parent hereby represents and warrants that each representation and warranty set forth in Article 4 of the Parent Guaranty (other than those relating to the Agreement Date or a specific prior date) is true and correct as of the date hereof in all material respects.

         5. LOAN DOCUMENTS. This Amendment shall be deemed to be a Loan Document for all purposes under the Parent Guaranty and the other Loan Documents.

         6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         7. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of California.

         8. SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed by their duly authorized officers, all as of the day and year first above written.

PARENT:                           ADVANCED COMMUNICATIONS GROUP, INC.

                                  By:      //Michael A. Pruss//
                                     ---------------------------------------
                                           Name:  Michael A. Pruss
                                           Title: Vice President and CFO

ADMINISTRATIVE AGENT
AND LENDER:                       BANK OF AMERICA, N.A., as Administrative
                                  Agent and as Lender

                                  By:      //George V. Hausler//
                                     ---------------------------------------
                                           Name:  George V. Hausler
                                           Title: Vice President





                                          ADVANCED COMMUNICATIONS GROUP, INC.
                                           FIRST AMENDMENT TO PARENT GUARANTY
                                                               Signature Page